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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Biomet, Inc. (the Registrant; Indiana corporation)

Domestic subsidiaries:
         Arthrotek, Inc. (Indiana corporation)
         Biomet Europe Ltd. (Delaware corporation)
         Biomet Fair Lawn, L.P. (Indiana limited partnership)
         Biomet FSC, Inc. (Barbados corporation)
         Biomet Holdings Ltd. (Delaware corporation)
         Biomet International Ltd. (Delaware corporation)
         Biomet Investment Corp. (Delaware corporation)
         Biomet Leasing, Inc. (Indiana corporation)
         Biomet Manufacturing Corp. (Indiana corporation)
         Biomet Orthopedics, Inc. (Indiana corporation)
         Catheter Research, Inc. (Indiana corporation)
         EBI, L.P. (Indiana limited partnership)
         EBI Holdings, Inc. (Delaware corporation)
         EBI Medical Systems, Inc. (Delaware corporation)
         EBI Patient Care, Inc. (Puerto Rican corporation)
         Electro-Biology, Inc. (Delaware corporation)
         Implant Innovations Holding Corporation (Indiana corporation) Implant Innovations, Inc. (Florida corporation)
         Kirschner Medical Corporation (Delaware corporation)
         Poly-Medics, Inc. (Indiana corporation)
         Surgical Ventures, Inc. (Indiana corporation)
         Thoramet, Inc. (Indiana corporation)
         Vascu-Med, Inc. (Indiana corporation)
         Walter Lorenz Surgical, Inc. (Florida corporation)

Foreign subsidiaries:
         BioMer C.V. (Dutch partnership)
         BioMer Denmark Holding Aps (Danish corporation)
         Biomet A/S (Danish corporation)
         Biomet Australia Pty. Ltd. (Australian corporation)
         Biomet B.V. (Dutch corporation)
         Biomet Bridgend B.V. (Dutch corporation)
         Biomet Canada, Inc. (Canadian corporation)
         Biomet Chile, S.A. de C.V. (Chilean corporation)
         Biomet Holdings B.V. (Dutch corporation)
         Biomet Immobiliare S.r.l. (Italian corporation)
         Biomet Merck B.V. (Dutch corporation)
         Biomet Merck Belgium BVBA (Belgian corporation)
         Biomet Merck Austria GmbH (Austrian corporation)
         Biomet Merck C.Z., S.r.o. (Czechoslovakian corporation)
         Biomet Merck Deutschland GmbH (German corporation)
         Biomet Merck European Distribution Center B.V. (Dutch corporation) Biomet Merck Finland Oy (Finnish corporation)



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         Biomet Merck France Sarl (French corporation)
         Biomet Merck Hellas (Greek corporation)
         Biomet Merck Ltd. (U.K. corporation)
         Biomet Merck Norge A.S. (Norwegian corporation)
         Biomet Merck Polska Ltd. (Polish corporation)
         Biomet Merck S.r.l. (Italian corporation)
         Biomet Merck GmbH (Swiss corporation)
         Biomet Mexico S.A. de C.V. (Mexican corporation)
         Biomet Orthopaedic Ltd. (New Zealand corporation)
         Biomet Merck Sweden Holding AB (Swiss corporation)
         Biomet Swindon B.V. (Dutch corporation)
         Biomet Taiwan Ltd. (Taiwan corporation)
         Biomet UK Real Estate Holdings B.V. (Dutch corporation)
         Canzek AG (Swiss corporation)
         CDO Ltd. (UK corporation)
         Comed BV (Dutch corporation)
         EBI Medical Systems Ltd. (U.K. corporation)
         Implant Innovations do Brasil Ltda. (Brazilian corporation) Implant Innovations Canada, Inc. (Canadian corporation)
         Implant Innovations France S.A. (French corporation)
         Implant Innovations Deutschland, GmbH (German corporation)
         Implant Innovations Europe ApS (Dutch corporation)
         Implant Innovations Iberica, SL (Spanish corporation)
         Implant Innovations Mexico S.A. de C.V. (Mexican corporation) Implant Innovations Switzerland GmbH (Swiss corporation)
         Implant Innovations U.K., Ltd. (U.K. corporation)
         Industrias Quirurgicas de Levante S.L. (IQL) (Spanish corporation) Lorenz GmbH (German corporation)
         Merck Biomaterial France S.A. (French corporation)
         Merck Biomaterial GmbH (German corporation)
         Merck Biomaterialien (Austria) GmbH (Austrian corporation)
         Merck Biomaterial Espana S.L. (Spanish corporation)
         MIT Tech Sp. Zo.o. (Polish corporation)
         MULTIRADIX, Materiais Hospitalares e Ortopedicos Unipessoal, Lda.
           (Portugese corporation)
         Orthopedics Holdings C.V. (Dutch limited partnership)
         Ortomed B.V. (Dutch corporation)
         Ortra Holdings, S.A. (Swiss corporation)
         Polymers Reconstructive A/S (Danish corporation)
         ScandiMed AB (Swedish corporation)
         ScandiMed FAST AB (Swedish corporation)
         ScandiMed Implant AB (Swedish corporation)
         ScandiMed International AB (Swedish corporation)
         SLO SL (Spanish corporation)

Each subsidiary is wholly-owned by its immediate parent, except for the following: Polymers Reconstructive A/S of which Biomet, Inc. owns 51% of the outstanding shares; Biomet Merck Norge A.S. of which Biomet Ltd. owns 51% of the outstanding shares; Biomet Merck Hellas of which Biomet Merck B.V. owns 80% of the outstanding shares; Biomet Merck Deutschland GmbH of which BioMer C.V. owns 89% of the outstanding shares, Biomet, Inc. owns 10% of the outstanding shares, and Merck KGaA owns 1% of the outstanding shares; BioMer C.V. of which Biomet Europe Ltd. owns 50% of the outstanding shares; Comed B.V. of which ScandiMed International AB owns 50% of the outstanding shares and MIT Tech Sp. Zo.o., of which ScandiMed Implant AB owns 99% of the outstanding shares.